SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e) (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

MODERN CITY ENTERTAINMENT INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Modern City Entertainment Inc. Shareholders Protective Committee
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

NOTICE OF
SPECIAL MEETING OF SHAREHOLDERS OF
MODERN CITY ENTERTAINMENT INC.
TO BE HELD AT 10:00 A.M. ON Thursday January 3, 2008
AT THE
Main Boardroom,
Two Union Square
601 Union Street, Suite 4500
Seattle, WA 98101

PROXY STATEMENT
OF
MODERN CITY ENTERTAINMENT INC., SHAREHOLDERS PROTECTIVE COMMITTEE
IN OPPOSITION TO THE BOARD OF DIRECTORS
OF MODERN CITY ENTERTAINMENT INC.

This Proxy Statement, dated Friday, November 30, 2007 (“Proxy Statement”), and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Modern City Entertainment Inc. Shareholders Protective Committee (the “Shareholders Committee”) to be voted at the special meeting of Modern City Entertainment Inc. (the “Company”) to be held at 10:00 a.m. (local time) on Thursday January 3, 2007, and at any adjournments thereof (the “Special Meeting”).

At the Special Meeting, a vote will be held on the following proposals:

1. To remove the six current members of the Company’s Board of Directors.

2. To elect six directors to serve as members of the Board of Directors until the next annual meeting of shareholders or until the election and qualification of each of their successors.

The Shareholders Committee has nominated the following six individuals for election as members of the Board of Directors (each individually a “Shareholders Committee Nominee,” and collectively, the “Shareholders Committee Nominees”):

(1) WILLIAM ERFURTH

(2) JOE GRECO

(3) JAMES VANDEBERG

(4) TERRY YOUNG

(5) MICHAEL LORENZ

(6) DWIGHT ROMANICA

The Bylaws of the Company provide that the number of directors who shall constitute the Board shall be not less than 1 or more than 6, as the Board or majority of shareholders may determine.

The Bylaws of the Company also provides that “Special meetings of the Stockholders of the Company may also be called by the holders of at least 25% of all shares entitled to vote at the proposed special meeting.” The members of the Shareholders Committee hold over 51% of the outstanding shares of the Company and therefore are entitled to call the Special Meeting. Article 3.3 of the Bylaws provides that “The Stockholders shall hold all meetings at such places, within or without the State of Washington, as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings.”

Pursuant to this Proxy Statement, we are soliciting your proxy in support of the removal of the current Board of Directors of the Company and the election of the Shareholders Committee Nominees as directors of the Company.

The record date on which holders of shares of common stock of the Company are entitled to notice of and to vote at the Special Meeting and any adjournment thereof shall be November 30, 2007.

The Proxy Statement and proxy card are first being mailed to the shareholders of the Company on or about December 10, 2007.

I. BACKGROUND

Members of the Shareholders Committee are soliciting proxies for the removal of William Erfurth, Joe Sollecito, Frank Pierce, Joseph Greco, Michael Lorenz and Jim Vandeberg as members of the Company’s Board of Directors for, among other things, the following reasons.

None of the Directors have been appointed to the Board of Directors by way of a vote of shareholders.

Further, On October 12, 2007 a consultant to the Company prepared and provided to the Company’s auditors the 10KSB as at March 31, 2007 and the 10QSB dated June 30, 2007, for audit and review to be filed with the SEC in compliance with the Company’s filing obligations.  That the auditor proceeded with the audit in compliance with the engagement letter which had been executed by the Company.  That the President of the Company, Mr. William Erfurth refused to pay the auditor and file the reports despite the fact that the Company had sufficient funds available to do so.  The Board of Directors of the Company has not taken the action required to correct the Company’s breach of its fiduciary duties.

Further, the Company had made arrangements with a broker dealer to file a 15C211 so that its securities can be listed on the OTCBB.  That filing cannot be proceeded with until the Company is current with its SEC filing requirements.

The Shareholders Committee believes that the new Board of Directors will have a balance of votes which will ensure compliance with the Company’s regulatory filing requirements, and will oversee the progression of the Company in compliance with its business plans and listing objectives.

II. REMOVAL OF DIRECTORS

The Shareholder Committee has called the Special Meeting to present a proposal to remove all of the Directors as members of the Company’s Board of Directors, and to replace them with a slate of Directors which we believe will be more effective in developing the Company.  The following Directors will be removed and then nominated for re-election pursuant to this proposal;
William Erfurth
Joe Greco
Jim Vandeberg
Michael Lorenz

The following Directors will be removed from the Board of Directors and not nominated for re-election;
Joe Sollecito
Frank Pierce

The following new Directors have been nominated to act as Directors of the Company;
Terry Young
Dwight Romanica

Under Washington law and the Bylaws of the Company, each shareholder entitled to vote an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote.  Shareholders shall not have the right to cumulate their votes.  The candidate elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected. In this case six shareholders are to be elected after creating six vacancies on the Board of Directors, and so each shareholder may cast votes for up to six different individuals to be elected to the Board of Directors.

WE STRONGLY RECOMMEND THAT YOU VOTE FOR OUR PROPOSAL TO REMOVE AND REPLACE THE MEMBERS OF THE COMPANY’S BOARD OF DIRECTORS.

III. ELECTION OF DIRECTORS

The Company’s Bylaws provide for a Board of Directors of between one and six individuals as determined by the Board or a majority of shareholders. At the Special Meeting, the shareholders will also vote on a proposal to elect five new directors to serve on the Board until the next annual meeting of shareholders or until the election and qualification of each of their successors.

Under the Company’s Bylaws and Washington State law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to elect the Shareholder Committee Nominees.  Broker non-votes with respect to the election of directors will not affect the outcome of the vote on such matter unless they result in the nominees with the greatest numbers of votes not also receiving a majority of the required quorum. Abstentions are not treated as votes cast for or against the election of directors, but they are treated as represented at the meeting and part of the quorum with respect to such matter and therefore have the same legal effect as a vote against such matter.

WE STRONGLY RECOMMEND A VOTE FOR THE SHAREHOLDER COMMITTEE NOMINEES, WILLIAM ERFURTH, JOE GRECO, JIM VANDEBERG, MICHAEL LORENZ, TERRY YOUNG AND DWIGHT ROMANICA

GENERAL

The Company’s Board of Directors is currently composed of six directors. The bylaws of the Company provide for not less than 1 nor more than 6 directors as the Board or majority of shareholders may be determine by resolution from time to time. Each director is elected to hold office until the Company’s next annual meeting or until the election and qualification of each of their successors.

The Shareholders Committee Nominees WILLIAM ERFURTH, JOE GRECO, JIM VANDEBERG, MICHAEL LORENZ, TERRY YOUNG AND DWIGHT ROMANICA –– are described in more detail below.

Four of the Shareholders Committee Nominees are currently members of the present board, with two being new nominees. Additionally four Shareholders Committee Nominee are citizens of the United States and two Shareholders Committee Nominee are citizens of Canada. None of the Shareholders Committee Nominees have been convicted in a criminal proceeding in the last ten years.

Each of the new Shareholders Committee Nominees has consented in writing to being named as a nominee for election as a director in the proxy materials to be used in connection with the Special Meeting and, if elected, has consented to serving as a director. The Shareholders Committee is unaware of any reason why any Shareholders Committee Nominee, if elected, should be unable to serve as a director.

If elected, the Shareholders Committee Nominees currently intend to do the following as soon as possible pursuant to the Company’s Articles of Incorporation, Bylaws and applicable law:

•	Take such action necessary to ensure that the Companies auditors are paid and that the Sec filings are brought and kept up to date and that all other statutory obligations are met on a timely basis;

•
Review recent banking and contractual activities to ensure that payments and contractual obligations of the Company are made in compliance with the authority vested in individuals, and if necessary take corrective action.

Each Shareholders Committee Nominee has furnished the Shareholders Committee with information concerning his principal occupation for the proceeding five-year period, business addresses and other matters.  Except as disclosed herein, (a) no Shareholders Committee Nominee has ever served as an officer, director or employee of the Company, (b) there are no arrangements or understandings between any Shareholders Committee Nominee and any other person pursuant to which that the Shareholders Committee Nominee was selected as a nominee to serve as a director of the Company or with respect to any future employment by the Company or any future transactions to which the Company or any of its affiliates will or may be a party and (c) no Shareholders Committee Nominee shall receive any form of compensation for serving in the capacity as a director of the Company.

Except as disclosed herein, no nominee of the Shareholders Committee, at any time during the fiscal year ended March 31, 2007, has been a director, officer or beneficial owner of more than 10% of a class of equity securities of the Company.  Accordingly, pursuant to the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, no nominee of the Shareholders Committee filed a Form 3, Form 4 or Form 5.

THE SHAREHOLDERS COMMITTEE NOMINEES

MR. WILLIAM ERFURTH – Age 46

Mr. Erfurth comes to filmmaking from a non-traditional background.  From November, 1981 to July 2007, Mr. Erfurth has been affiliated with the Miami-Dade Police Department in Miami, Florida.

Mr. Erfurth was promoted to Lieutenant in 1997 and assigned as Commander of The Tactical Narcotics Team (TNT).  This unit became the most productive unit in the Miami-Dade Police Department’s history, and recognized nationally as one of the top units in the country. As leader of TNT, Mr. Erfurth was responsible for the supervision of 130 officers, and a multi-million dollar budget.   Currently, Mr. Erfurth is assigned as the Commander of a Multi-Agency Violent Crime Task Force, (S.T.I.N.G.) Street Tactics Intervention Group.

In 1995 Mr. Erfurth hosted a new radio show. The show, Copnet - the Police Radio Network became a nationally syndicated radio program, airing in 100 markets, and the first syndicated show of its kind to be hosted by active police officers. “Copnet” aired for nine years, winning three Achievements in Radio Awards.

In 2001, while still working on the radio show, Mr. Erfurth, was approached by the Discovery Channel and the BBC to do an eight-part mini-series about the TNT police unit entitled The Real Miami Vice. On location filming with TNT lasted for four months. Upon completion of filming, Mr. Erfurth traveled to London to work with the editors on the final cut. The show still airs currently on both networks.

In 2002, Mr. Erfurth became a Consultant and Technical Advisor for Bad Boys II. His Tactical Narcotics Team was featured in the movie. Mr. Erfurth served as Technical Advisor to Producer Jerry Bruckheimer, and Director Michael Bay.

To this day, Mr. Erfurth maintains an active and regular association with Bruckheimer Films, Disney Studios, Sony Pictures, Warner Brothers, and Michael Bay Films, providing Consultant, Technical Advisor, and Research & Development services for major studio productions.

Mr. JOSEPH GRECO – Age – 35

Mr. Greco has been involved in the film industry in various capacities for the last decade.  As a Writer/Director, Joseph Greco’s feature film debut, Canvas, stars Academy Award winner Marcia Gay Harden, Emmy Award winner Joe Pantoliano.  The film premiered at the Hamptons International Film Festival and has been heralded by critics and audiences alike.  Canvas has since won the Audience Award, Best Dramatic Performance Award for Joe Pantoliano, and a Best Director Award for Mr. Greco at the Ft. Lauderdale International Film Festival.  The project was released in late 2007 by Universal.  Mr. Greco was born in Hollywood, Florida and graduated Florida State University’s School of Motion Picture, Television and Recording Arts. While at FSU, Mr. Greco attended into the Film School’s London Film Study Program.

After graduating from film school, Joseph Greco worked under the auspices of film director James Cameron at Lightstorm Entertainment during the making of Titanic.  Greco worked at THX, Lucasfilm on such projects as Star Wars Episodes I & II, and went on to supervise the color timing and printing of The Legend of Bagger Vance, The Contender and The Academy Award winning film Shrek in Rome, Italy.  Greco has produced, directed & edited several corporate projects for The Walt Disney Company.

Mr. Greco is a member of the Directors Guild of America.

MR. JAMES VANDEBERG – AGE – 63

Mr. Vandeberg is an attorney with the Otto Law Group, operating primarily in Seattle Washington focused on Corporate Securities law.  Formerly Mr. Vandeberg was with Ogden Murphy Wallace, a law firm in Seattle, Washington.  Mr. Vandeberg specializes in corporate finance with an emphasis on securities matters and acquisitions. Mr. Vandeberg graduated from New York University School of Law in 1969, where he was a Root-Tilden Scholar. He is a member and former director of the American Society of Corporate Secretaries. He was previously general counsel and secretary of two NYSE companies in the retail and food services sectors.

MR. MICHAEL LORENZ – AGE – 40

Mr. Lorenz is currently a VP of sales for IMI Living, a South Carolina based business and has held that position for the last 12 months. Previously, he was employed for a period of eight years with The Ritz-Carlton Hotels, overseeing the sales and marketing for existing properties in the Caribbean and Mexico, and was intimately involved with strategizing and orchestrating the launch of new product in that area. Mr. Lorenz has more than a decade of experience at executive levels with some of the largest hotel organizations in the world and has achieved a track record for setting aggressive sales and marketing goals, meeting and exceeding those objectives.

MR TERRY YOUNG – AGE 68

Mr. Young is a self employed businessman, involved in the investment and development of emerging public Companies for the past ten years in Canada and the US.  He also holds a Real Estate license and specializes in the sale of Hotel and Resort, commercial properties in Western Canada.  Mr. Young has been the Director of several non-profit Hotel and Tourism associations, in British Columbia.

MR. DWIGHT ROMANICA – AGE 57

Mr. Romanica is currently the President and Director of ISEE3D Inc., and has held that position for the last twelve months.  The Company is a public entity, which is in the business of commercializing its unique proprietary technology involving 3D imaging in the media industry.

Mr. Romanica was the founder of Canmax, a Company he grew to annual revenues of $25MM, 150 employees and a NASDAQ Small Cap listing.  In 1994, the Company was acquired by Electronic Data Systems Inc. (EDS) at a market capitalization of 160MM. Building on his extensive experience with Public Companies, Mr. Romanica was subsequently retained as the Entrepreneur in Residence at MacDonald Dettwiler and Associates (MDA), the makers of the Canada Arm on the International Space station.  At MDA, Mr. Romanica was instrumental in executing a series of acquisitions focusing on North America’s top land information companies.  After completing this campaign, Mr. Romanica served as the President of Appareo, a knowledge management Company. During his tenure with this Company, he negotiated the acquisition of PDSI, a division of Polaroid.

Throughout his career, Mr. Romanica has worked extensively with public companies, has proven experience and a successful track record serving on Boards, raising capital and managing growth.

COMMON STOCK OWNERSHIP OF THE SHAREHOLDER COMMITTEE NOMINEES

The following table sets forth the beneficial ownership, as of November 30, 2007, of the Common Stock by each of the Shareholders Committee Nominees. Except as otherwise indicated below, all shares indicated are held with sole voting and disposition rights.

NAME AND CURRENT BUSINESS ADDRESS	NUMBER OF SECURITIES OWNED	PERCENT OF CLASS

William Erfurth 8551 Sunrise Boulevard, Suite 210 Ft. Lauderdale, Florida 33322	1,266,661 SHARES	3.62%
Joseph Greco 1017 S. Cochran Ave. #5 Los Angeles, California 90019	244,541 SHARES	0.7%
Mr. James Vandeberg Two Union Square 601 Union Street, Suite 4500 Seattle, WA 98101	375,000 OPTIONS (1) 300,000 SHARES	1.07% 0.86%
Mr. Michael Lorenz 4044 Bonita Ave. Miami, Florida 33133	375,000 OPTIONS (1)	1.07%
Mr. Terry Young 4349 Rockridge Road West Vancouver BC, Canada, V7W, 1A6	1,008,152 SHARES	2.88%
Mr. Dwight Romanica 759 Victoria Square Suite 200 Montreal, Quebec H2Y 2J7	182,821 SHARES	0.52%

(1) The Options referred to herein have exercise prices that range from $0.25 per share to $0.50 per share.

With respect to all securities of the Company purchased by nominees of the Shareholders Committee within the past two years, the following table states the dates on which such securities were purchased and the amount purchased.

NAME	DATE	NUMBER OF SHARES OF COMMON STOCK PURCHASED	PURCHASE PRICE PER SHARE
William Erfurth	April 27, 2007	(1) 481,605	$0.03
	February 28, 2007	(2) 18,687	$0.00
	November 30, 2007	(3) 782,531	$0.00
Total for William Erfurth:		1,282,823

Joseph Greco	February 28, 2007	(2) 5,051	$0.00
	November 30, 2007	(3) 244,541	$0.00
Total for Joseph Greco		249,592

Mr. James Vandeberg	December 31, 2005	300,000	$0.01

Mr. Terry Young	December 31, 2005	466,402	$0.01

(1)	Shares provided upon conversion of 500,000 units of Modern City Entertainment LLC acquired for $50,000.
(2)	Shares provided as a dividend received from the Company at $0.25 per share purchased by Modern City Entertainment LLC
(3)	Shares provided for services, vested during the period February 23, 2007 to November 30, 2007.

ADDITIONAL INFORMATION REGARDING THE SHAREHOLDERS COMMITTEE NOMINEES

No Shareholders Committee Nominee has any family relationships with any executive officer or director of the Company or each other, or has been involved in any legal proceedings of the type required to be disclosed by the rules governing this solicitation.  No Shareholders Committee Nominee is currently, or has been, involved in any business relationship with the Company or any of its affiliates.  No Shareholders Committee Nominee has been indebted to the Company or any of its affiliates.

IV. OTHER MATTERS

No business may be transacted at the Special Meeting, other than the matters described in the Notice of Special Meeting of Shareholders sent to the Company’s shareholders on December 10, 2007.

V. ADDITIONAL INFORMATION

VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting has been fixed the close of business on Friday, November 30 2007.  According to the Company’s transfer agent, as of Friday November 30, 2007 the Company had outstanding 34,953,438 shares of common stock.

You may vote FOR, AGAINST or ABSTAIN with respect to our proposal to remove all of the members of the Board of Directors.  You may vote FOR ALL of the Shareholder Committee Nominees or you may WITHHOLD AUTHORITY FOR ALL, you may also withhold authority for any individual Shareholder Committee Nominee.  Each share of Common Stock is entitled to one vote.  In the election of directors, each shareholder has the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected.  Shareholders do not have the right to cumulate votes.

The proxy holder identified in the proxy card accompanying this Proxy Statement will vote all proxy cards in accordance with the instructions contained in the proxy card and, if no choice is specified, shares represented by the enclosed proxy card will be voted FOR the removal of two of the three current directors of the Company and FOR election of the Shareholders Committee Nominees as directors of the Company.

DISSENTERS’ RIGHTS

The Company’s shareholders have no dissenters’ rights under the General Corporation Law of the State of Washington in connection with the transaction contemplated herein.

REVOCABILITY OF PROXIES

Any person giving a proxy card in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Shareholder Committee an instrument of revocation or a duly executed proxy bearing a later date.  It also may be revoked by furnishing the Company a later-dated proxy or by attending the Special Meeting and voting in person.  Attendance at the Special Meeting will not itself revoke a proxy.

SOLICITATION

These proxies are being solicited by the Shareholders Committee and the Shareholders Committee Nominees.  Under applicable regulations of the Securities and Exchange Commission, each member of the Shareholder Committee and each of the Shareholders Committee Nominees is deemed to be a “participant” in the Shareholder Committee’s solicitation of proxies in connection with the Special Meeting.  Information concerning the Shareholders Committee members, including the addresses and share ownership, is set forth on Exhibit A attached hereto.  Each of the Shareholders Committee Nominees’ business address is c/o Modern City Entertainment Inc. Shareholders Protective Committee, Two Union Square, 601 Union Street, Suite 4500, Seattle, WA, 98101

Copies of solicitation material will be furnished without charge to banks, brokerage houses, fiduciaries and custodians holding in their name shares of common stock beneficially owned by others to forward to such beneficial owners.  The solicitation of proxies will be made by the use of the mails, facsimiles, telephone calls, e-mail and other types of oral solicitation with certain shareholders or their representatives by the Shareholders Committee, who will receive no additional compensation therefor.  Bay Management Ltd. has been retained to assist the Company in the solicitation of proxies

The Shareholders Committee will bear the entire cost of this solicitation. Although no precise estimate can be made at the present time, we currently estimate that the total expenditures relating to the proxy solicitation incurred by the Shareholders Committee will be approximately $10,000, of which approximately $2,500 has been spent to date.  The Shareholders Committee currently intends to seek reimbursement from the Company for the costs incurred in connection with the solicitation of shareholders.  The question of such reimbursement will not be submitted to a vote of shareholders.  The Shareholders Committee Nominees may incur incidental expenses if they meet in person or by telephone with shareholders, which the Shareholders Committee may or may not be asked to reimburse.

The Modern City Entertainment Inc. Special Meeting is to be held December 10, 2007. To support the Shareholders Committee Nominees, you must sign, date and return the enclosed proxy card in the envelope provided.

Even if you have already returned a proxy card to management, you have every right to revoke your earlier vote by signing, dating and mailing a proxy card today.

PLEASE INDICATE YOUR SUPPORT FOR THE SHAREHOLDERS COMMITTEE’S NOMINEES BY COMPLETING, SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE.

LET’S MAKE THE SHAREHOLDERS A PRIORITY AT MODERN CITY ENTERTAINMNT INC!
SUPPORT OUR EFFORTS TO ENHANCE SHAREHOLDER VALUE.
VOTE THE ENCLOSED PROXY CARD TODAY!

If you have any questions about the issues raised in this proxy contest, or for immediate assistance in voting your shares, please contact: Mark Geoghegan, representative for the Shareholders Committee, C/O Two Union Square, 601 Union Street, Suite 4500, Seattle, WA, 98101, telephone (954) 732-6917.

EXHIBIT A

INFORMATION ABOUT THE PARTICIPANTS
IN THIS SOLICITATION OF PROXIES

NAME AND ADDRESS	NUMBER OF SHARES OWNED	PERCENT OF CLASS (1)

Bay Management Ltd. 4 George Street Nassau Bahamas	9,752,628	27.9%
Terry Young 4349 Rockridge Road West Vancouver, British Columbia Canada V7W 1A6	1,008,152	2.88%
Crystal Beverages International Inc. 3900 Island Boulevard Aventura, Florida 33160	84,614.24%
Mark Geoghegan 1500 – 885 West Georgia Street Vancouver, British Columbia V6C 3E8	162,910.47%
Otto Law Group Two Union Square 601 Union Street, Suite 4500 Seattle, WA 98101	2,800,000	8.01%
Dwight Romanica 759 Victoria Square Suite 200 Montreal, Quebec H2Y 2J7	50,000.14%
Herbert Goodwin Trust 5090 Oakbrooke Dr. West Bloomfield, MIchigan 48323	125,000.36%
Packet Solutions Inc. 1515 Harrison Street Hollywood, Florida 22020	70,000.2%

Michelle Limantour 4349 Rockridge Road West Vancouver, British Columbia Canada V7W 1A6	50,000.14%
Blue Bayou Ltd. 4 George Street Nassau Bahamas	159,750.46%
EH&P Investments Albisriederstrasse 164 PO Box CH-8040 Zurich, Switzerland	467,833	1.34%
Georgia Corporate Management Ltd. Suite 500 – 666 Burrard Street Vancouver, British Columbia	3,209,598	9.18%
Carol Geoghegan 860 Lanfranco Rd. Kelowna, British Columbia V1W 3W9	25,000.07%
Xiuyan Kennedy 1630 – 701 West Georgia St. Vancouver, British Columbia V7Y 1A1	50,000.14%
Patricia Young 4349 Rockridge Road West Vancouver, British Columbia Canada V7W 1A6	50,000.14%
650397 BC Ltd. 759 Victoria Square Suite 200 Montreal, Quebec H2Y 2J7	132,821.38%
James Vandeberg Two Union Square 601 Union Street, Suite 4500 Seattle, WA 98101	300,000.86%
Joanne Yan 2505-699 Cardero Street, Vancouver, BC, V6G 3H7	50,000.14%
Romofin Holdings Albisriederstrasse 164 PO Box CH-8040 Zurich, Switzerland	300,000.86%
TOTAL	18,848,306	53.92%

(1) On the Record Date, according to the Company’s transfer agent, the Company had 34,953,438 shares of its common stock, $.0001 par value per share, outstanding.

PROXY

THIS PROXY IS SOLICITED BY THE MODERN CITY ENTERTAINMENT INC. SHAREHOLDER PROTECTIVE COMMITTEE
(THE “SHAREHOLDER COMMITTEE”) AND NOT BY THE BOARD OF DIRECTORS OF
MODERN CITY ENTERTAINMENT INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints James Vandeberg and Mark Geoghegan, each or any of them with full power of substitution, as Proxy for the undersigned to vote all shares of common stock, $.0001 par value per share, of Modern City Entertainment Inc., a Washington corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on January 3, 2008, at 10:00 a.m. (local time) or any adjournment(s) or postponement(s) thereof (the “Special Meeting”), as follows:

The Shareholder Committee Recommends a Vote FOR Proposals 1 and 2.

1. REMOVAL OF THE BOARD OF DIRECTORS OF THE COMPANY

FOR [  ]                                AGAINST [  ]                                       ABSTAIN [  ]

2. ELECTION OF DIRECTORS TO THE COMPANY’S BOARD OF DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF THE SHAREHOLDERS OR UNTIL THE ELECTION AND QUALIFICATION OF EACH OF THEIR RESPECTIVE SUCCESSORS

THE SHAREHOLDER COMMITTEE NOMINEES ARE:

WILLIAM ERFURTH, JOSEPH GRECO, JAMES VANDEBERG, MICHAEL LORENZ
TERRY YOUNG, DWIGHT ROMANICA

FOR ALL [  ]                                           WITHHOLD AUTHORITY FOR ALL [  ]

(AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) MAY BE ACHIEVED BY LINING
THROUGH OR OTHERWISE STRIKING OUT THE NAME(S) OF SUCH NOMINEE(S) THAT SHAREHOLDERS DOES NOT WISH TO VOTE FOR AND THEN INDICATING FOR ALL.)

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned.

If properly executed, this proxy will be voted as directed above. If no direction is given, this proxy will be voted FOR the removal of all current directors of the Company and FOR the election of all Shareholder Committee Nominees.

Dated: ________________, 2007	Shares owned: ________________________

Signature: ___________________________________ Name: _____________________________ Title (if applicable): __________________	Signature: ___________________________________ Name: _____________________________ Title (if applicable): __________________

THE SIGNATURE(S) ABOVE SHOULD AGREE WITH THE NAME(S) SHOWN ON THIS PROXY. WHERE STOCK IS OWNED BY MORE THAN ONE PERSON, ALL OWNERS SHOULD SIGN THE PROXY.